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                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [x] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                              Navarre Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------
PERSONS WHO POTENTIALLY ARE TO RESPOND TO THE COLLECTION OF INFORMATION CONTAINED IN THIS FORM ARE NOT REQUIRED TO RESPOND UNLESS THE FORM DISPLAYS A CURRENTLY VALID OMB CONTROL NUMBER.

SEC 1913 (02-02)

                               NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                            NEW HOPE, MINNESOTA 55428


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 2003



The Annual Meeting of the Shareholders of Navarre Corporation will be held Wednesday, September 10, 2003 at 3:30 p.m., local time, at the LeMeridien Minneapolis Hotel, Ballroom IV, Fifth Floor, 601 First Avenue North, Minneapolis, Minnesota, 55403, for the following purposes:

    1. To elect two directors to hold office for a term of three years or until their successors are elected and qualified;

    2. To approve an amendment to the 1992 Stock Option Plan to increase the number of shares issuable thereunder: and

    3. To transact such other business as may properly come before the meeting or any adjournments thereof.

Shareholders of record at the close of business on July 18, 2003 will be entitled to vote at the meeting or any adjournments or postponements thereof. All shareholders are cordially invited to attend the meeting.

If you do not expect to be present at the meeting, you are requested to fill in, date and sign the enclosed proxy and to mail it promptly in the enclosed envelope to make sure that your shares are represented at the meeting. You may also vote your shares by telephone or through the Internet by following the instructions we have provided on the proxy form. In the event you decide to attend the meeting in person, you may, if you desire, revoke your proxy and vote your shares in person, even if you have previously submitted a proxy in writing, by telephone or through the Internet.

                                          By Order of the Board of Directors,


                                          Charles E. Cheney
                                          Secretary

July 29, 2003

                              NAVARRE CORPORATION
                             7400 49TH AVENUE NORTH
                           NEW HOPE, MINNESOTA 55428
                                 (763) 535-8333

                      -----------------------------------

                                PROXY STATEMENT
                         ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 10, 2003

                      -----------------------------------


                            SOLICITATION OF PROXIES

This Proxy Statement is being furnished to our shareholders in connection with the solicitation of proxies by our Board of Directors for use at the Annual Meeting of Shareholders to be held on Wednesday, September 10, 2003 at 3:30 p.m., local time, at the LeMeridien Minneapolis Hotel, Ballroom IV, Fifth Floor, 601 First Avenue North, Minneapolis, Minnesota, 55403, and at any adjournments or postponements thereof. This Proxy Statement and accompanying proxy are first being mailed to our shareholders on or about July 30, 2003.

The cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held of record by such persons will be borne by us. We do not intend to solicit proxies other than by use of the mail, but certain of our officers and regular employees, without additional compensation, may use their personal efforts, by telephone or otherwise, to obtain proxies.

Only shareholders of record as of the close of business on July 18, 2003 will be entitled to vote at the Annual Meeting. On that date, we had outstanding 21,616,187 shares of common stock, no par value, each of which is entitled to one vote per share on each matter to be voted upon at the Annual Meeting.

The enclosed proxy may be revoked at any time before it is voted by the execution and delivery of a proxy bearing a later date or by notification in writing given to our Secretary prior to the meeting. The enclosed proxy may also be revoked by attending the meeting and electing to vote in person. The enclosed Board of Directors' proxy, when properly signed and returned to us, will be voted at the Annual Meeting as directed therein. Proxies in which no direction is given with respect to the various matters of business to be transacted at the meeting will be voted FOR the election of the nominees for the Board of Directors named in this Proxy Statement, to approve the proposed amendment to the 1992 Stock Option Plan and for any other matter presented by the Board of Directors. While the Board of Directors knows of no matters to be presented at the Annual Meeting or any adjournment thereof, all proxies returned to us will be voted on any such matter in accordance with the judgment of the proxy holders.

A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present in person or by proxy before action may be taken at the Annual Meeting. If an executed proxy is returned and the shareholder has abstained from voting on any matter, the shares represented by the proxy will be considered present at the meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have been voted in favor of such matter. If an executed proxy is returned by a broker holding shares in "street name" which indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, the shares will be considered present at the meeting for purposes of determining a quorum, but will not be considered to be represented at the meeting for purposes of calculating the vote with respect to such matters.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 1, 2003 with respect to the beneficial ownership of our common stock by (i) all persons who are known by us to hold five percent or more of our common stock, (ii) each of our directors and our current Named Executive Officers, and (iii) all our directors and officers as a group.

             Name and Address            Amount and Nature of
          of Beneficial Owner (1)       Beneficial Ownership    Percent of Class
--------------------------------------------------------------------------------
 Eric H. Paulson                             2,560,558(2)              11.7%
 Charles E. Cheney                             810,120(2)               3.7%
 James G. Sippl                                 40,800(2)                *
 Michael L. Snow                                30,800(2)                *
 Alfred Teo                                    320,600(2)               1.5%
 Tom Weyl                                       31,200(2)                *
 Dickinson G. Wiltz                            161,400(2)                *
 James Gilbertson                               52,000(2)                *
 Brian Burke                                    45,230(3)                *
 Steve Pritchitt                                23,600(2)                *
 John Turner                                    33,285(4)                *
 All directors and executive
   officers as a group (12 persons)          4,109,593                 18.4%

*Indicates ownership of less than one percent.


(1) The address for each Named Individual is 7400 - 49th Avenue North, New Hope, Minnesota 55428.

(2) Includes shares of common stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 2003 in the following amounts:
Eric H. Paulson - 240,000 shares; Charles E. Cheney - 234,400 shares; James G. Sippl - 30,800 shares; Michael L. Snow - 30,800 shares; Alfred Teo - 30,800 shares; Tom Weyl - 1,200 shares; Dickinson G. Wiltz - 30,800 shares; James Gilbertson - 50,000 shares; Steve Pritchitt - 13,600 shares; all directors and executive officers as a group - 735,200 shares.

(3) Includes 41,800 shares of common stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 2003 owned by Brian Burke and 3,400 shares of common stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 2003 and 15 shares of common stock owned by Mr. Burke's spouse.

(4) Includes 27,600 shares of common stock issuable upon exercise of outstanding options exercisable within sixty days of July 1, 2003 owned by John Turner and 5,670 shares of common stock owned by Mr. Turner's spouse.

                              ELECTION OF DIRECTORS

Pursuant to the terms of our Amended and Restated Articles of Incorporation, directors are divided into three classes, with the term of one class expiring each year. As the term of each class expires, the successors to the directors in that class will be elected for a term of three years. The terms of Messrs. Michael L. Snow and Alfred Teo expire at the Annual Meeting of Shareholders following fiscal year 2003, the terms of Messrs. Charles E. Cheney, Tom Weyl, and Dickinson G. Wiltz expire at the Annual Meeting of Shareholders following fiscal year 2004, and the terms of Messrs. Eric H. Paulson and James G. Sippl expire at the Annual Meeting of Shareholders following fiscal year 2005. Vacancies on the Board of Directors and newly created directorship can be filled by vote of a majority of the directors then in office.

Two directors will be elected at the Annual Meeting to serve until the Annual Meeting of Shareholders following fiscal year 2006 or until their successors are elected and qualified. The Board of Directors has nominated for election the persons named below. The nominees are both currently directors.

The Board is proposing that the shareholders elect the named nominees. It is intended that proxies will be voted for the named nominees. Unless otherwise indicated, each director has been engaged in his present occupation as set forth below, or has been an officer with the organization indicated, for more than five years. The Board of Directors believes that the nominees named below will be able to serve, but should the nominees be unable to serve as directors, the persons named in the proxies have advised the Company that they will vote for the election of such substitute nominees as the Board of Directors may propose. The names of the nominees and other directors filling unexpired terms are set forth below.

Name and Age                    Principal Occupation and Other Directorships
------------                    --------------------------------------------

Nominees proposed for election for term expiring at the Annual Meeting following fiscal year 2006

Michael L. Snow
(52).................  Mr. Snow has served as a director since April 1995.
                       Mr. Snow is of counsel with the Minnesota law firm of
                       Maslon Edelman Borman & Brand, a Limited Liability
                       Partnership, which he joined in 1976. He has served as a
                       director, officer or founder in numerous public and
                       private corporations including Osmonics, Inc. and
                       ValueVision International, Inc. (now ValueVision Media,
                       Inc.). He currently serves as a director of New World
                       Pasta, the largest branded pasta company in the United
                       States, and Miller Milling Company, the largest durum
                       miller in the United States. Mr. Snow is also a trustee
                       of The Minneapolis Institute of Arts.

Alfred Teo (57)......  Mr. Teo has served as a director of the Company since
                       May 1998.  Mr. Teo is Chairman and Chief Executive
                       Officer of The Sigma Plastics Group which he started in
                       1979.  In addition, Mr. Teo is the Chairman and Chief
                       Executive Officer of Alpha Technology, Inc.


Directors serving continuing terms:

Charles E. Cheney
(60).................  Mr. Cheney has served as our Vice-Chairman since
                       November 1999.  He served as our Executive Vice
                       President and Chief Financial Officer from 1985 until
                       December 2000 and our Chief Strategic Officer from
                       January 2001 until July 2002. A certified public
                       accountant, he has been a director since October 1991. In
                       September 2001, Mr. Cheney began attending law school and
                       began working for the Company in a part-time capacity.
                       Beginning July 15, 2002, Mr. Cheney is on a Leave of
                       Absence until February 2004 when he is expected to
                       complete law school. Prior to joining Navarre, Mr. Cheney
                       was employed by Control Data Corporation in various
                       financial capacities for twelve years, most recently as
                       Controller of Control Data Commerce International.

Eric H. Paulson
(58).................  Mr. Paulson is our founder and has been our President and Chief Executive Officer since our inception in
                       1983. Prior to 1983, Mr. Paulson served as Senior Vice
                       President and General Manager of Pickwick Distribution
                       Companies, a distributor of records and tapes. Mr.
                       Paulson has been a director since 1983 except for the
                       period January 1990 through October 1991 when Navarre was
                       owned by Live Entertainment, Inc.

James G. Sippl
(55).................  Mr. Sippl has served as a director since July 1993.
                       Mr. Sippl is President of Sippl & Associates, a
                       financial consulting firm focusing on emerging
                       businesses.  Mr. Sippl was General Manager and Chief
                       Financial Officer of Wealth Enhancement Group from
                       December 1999 to December 2000.   He was Chief
                       Operating Officer of Stellent, a software company, from
                       January 1997 to May 1998.  Mr. Sippl served as Vice
                       President of business development with Merrill
                       Corporation, a financial printer, from November 1990 to
                       January 1997.  Prior to joining Merrill Corporation,
                       Mr. Sippl was President of Chicago Cutlery, a
                       manufacturer of fine cutlery, from 1985 to 1989.  Prior
                       to that, he was a partner in a predecessor firm to
                       PricewaterhouseCoopers LLP.

Tom Weyl (60)........  Mr. Weyl has served as director of the Company since
                       July 2001.  Mr. Weyl is retired from Martin/Williams
                       Advertising, a national ad agency.   Prior to his
                       retirement, Mr. Weyl served as President and Chief
                       Creative Officer at Martin/Williams Advertising from
                       1973 to October 2000.  He currently is serving as a
                       director/organizer of the Royal Palm Bank of Naples,
                       Florida. Mr. Weyl also served as a director of
                       Musicland Stores Corporation from 1992 until its
                       acquisition by Best Buy Co., Inc. in February 2001.

Dickinson G. Wiltz
(74).................  Mr. Wiltz has served as a director of the Company since
                       October 1983. Mr. Wiltz has been a self-employed
                       business management consultant since 1974.  Prior to
                       1974, he served as Corporate Vice President of Dayton
                       Hudson Corp. (now Target Corporation) and Vice
                       President of Campbell Mithun, an advertising agency.
                       As a board member/trustee, Mr. Wiltz served on several
                       not-for-profit organizations including Twin City Public
                       Television, Inc. and The Childrens Theatre Company.

DIRECTOR COMPENSATION

The non-employee members of the Board of Directors each receive an $18,000 per year retainer, paid monthly, $600 per board meeting attended and $400 per committee. Under the terms of our 1992 Stock Option Plan as approved by the Company's shareholders in 1996, each non-employee director is issued on April 1 of each year, a non-qualified stock option to purchase 6,000 shares of our common stock at the fair market value on the day of the grant. Options granted to non-employee director vest 20% per year beginning one year from the date of grant and expire six years from the grant date. Pursuant to the Plan, Mr. Cheney received options to purchase 6,000 shares at a price of $1.479 on July 18, 2002 and Messrs. Cheney, Sippl, Snow, Teo, Weyl and Wiltz received options to purchase 6,000 shares at a price of $2.00 per share on May 6, 2003. In addition, Messrs. Cheney, Sippl, Snow, Teo, Weyl, and Wiltz received options to purchases 50,000 shares at a price of $1.73 on February 6, 2003. The options to purchase the 50,000 shares and the options to purchase 6,000 shares received by the non-employee directors are subject to shareholder approval of the amendment to increase the number of shares reserved for issuance under the 1992 Plan at the Company's Annual Meeting on September 10, 2003. Upon shareholder approval, the stock price at the date of approval will be compared to the price given on February 6, 2003 and May 6, 2003 and compensation will be recorded as necessary. See Proposal #2 - "Approval of Amendment to 1992 Stock Option Plan to Increase Number of Shares Reserved for Issuance."

BOARD ACTIONS AND COMMITTEES

During fiscal 2003, the Board of Directors held six formal meetings and each director attended seventy-five percent or more of the meetings of the Board and of the committees on which the directors served. Board members also met informally during fiscal 2003 to discuss various aspects of the business affairs of the Company. The Board of Directors has established an Audit Committee, Compensation Committee, Executive Committee, Governance Committee and Extraordinary Transactions Committee. Additional information about the Audit Committee and Compensation Committee are contained in the sections "Report of the Audit Committee" and "Report of the Compensation Committee" in this Proxy Statement.

The Executive Committee of the Board of Directors for fiscal 2003 was comprised of Messrs. Cheney, Paulson, and Wiltz. The Executive Committee both monitors and counsels management in the adherence to policy, progress against approved corporate goals, strategic compliance, major capital expenditures and operating budgets. It also provides immediate interface between the Board of Directors and Senior Management. Membership includes the Board Chairman as a permanent member, plus additional directors and officers as needed. The Executive Committee held two meetings during the fiscal year ended March 31, 2003.

The Governance Committee of the Board of Directors, which consists of all of the outside directors, included Messrs. Sippl, Snow, Teo, Weyl and Wiltz in fiscal 2003. The Committee provides a forum for outside directors to address issues of Corporate Governance. It also monitors and recommends to the Board any modification of the principal elements of the charter of the Corporate Governance Committee. The committee recommends to the Board the selection and replacement, if necessary, of the CEO and periodically evaluates the performance of the CEO and the Board as a whole. The Governance Committee held two meetings during the fiscal year ended March 31, 2003.

During fiscal 2003, the Acquisition Evaluation Committee changed its name to the Extraordinary Transactions Committee and is comprised of Messrs. Cheney, Sippl, Snow, and Teo. The Committee was established to evaluate acquisition opportunities. The Extraordinary Transactions Committee held no meetings during the fiscal year ended March 31, 2003.

The Company does not have a nominating committee. The officers of the Company are appointed by the Board of Directors and hold office until their successors are chosen and qualified or until their earlier death, resignation or removal from office.

EXECUTIVE OFFICERS OF THE COMPANY

The Company's executive officers and other key members of management are as follows:

NAME             AGE   POSITION WITH THE COMPANY
----             ---   -------------------------
Eric H. Paulson   58   Chairman of the Board, President and Chief Executive
                       Officer
James Gilbertson  41   Vice President and Chief Financial Officer
Cary Deacon       51   Corporate Relations Officer
Michael Bell      38   Chief Executive Officer of Encore Software, Inc.
Brian Burke       33   Senior Vice President and General Manager, Navarre
                       Distribution Services
Steve Pritchitt   55   Senior Vice President and General Manager, Navarre
                       Entertainment Media
John Turner       49   Senior Vice President, Operations
Kathleen Conlin   59   Vice President, Corporate Controller
Joyce Fleck       51   Vice President, Marketing
Margot McManus    45   Vice President,   Human Resources
James Colson      42   Vice President, Business Affairs, Navarre Entertainment
                       Media
Ryan Urness       31   Corporate Counsel

The following is a brief summary of the business experience of each of the key members of management of the Company. Information with respect to Mr. Paulson is set forth above under "Election of Directors."

      James Gilbertson has been Vice President and Chief Financial Officer since joining the Company January 2001. Prior to joining Navarre, he held positions of Co-President, Chief Operating Officer and Chief Financial Officer at iNTELEFILM, formerly Children's Broadcasting Corporation from 1991 to 2001. Prior to joining iNTELEFILM, Mr. Gilbertson served as the Chief Financial Officer for Parker Communications, Inc., Minneapolis, MN from 1988 to 1991. Mr. Gilbertson is a certified public accountant and originally began his career with Ernst & Young LLP.

      Cary Deacon has been Corporate Relations Officer since joining the Company in September, 2002. Prior to joining Navarre his career spans 30 years in senior management positions in multi-billion dollar retail organizations both domestically and internationally. He served as SVP, EVP and COO levels with the Hudson's Bay Company, Montgomery Wards, Saffer Advertising and Macy's. His public company experience as COO, CEO and Director include SkyMall, Inc., NetRadio Corporation, Raindance, Inc. and ValueVision (ShopNBC) International, Inc.

       Michael Bell co-founded the predecessor entity of Encore Software, Inc. in October 1994 and has served as the company's CEO since August 2002 when a subsidiary of the Company acquired the primary assets of its predecessor entity from the United States Bankruptcy Court. Mr. Bell also owns a minority stock equity position in Encore Software, Inc. Prior to starting the predecessor entity of Encore Software, Inc. Mr. Bell served as Director of Sales for Paramount from 1992 to 1994. Prior to joining Paramount, Mr. Bell served as Sales Manager for NEC leading an entrepreneurial unit established to forge strategic relationships that helped create the then nascent CD-ROM industry.

      Brian Burke has been Senior Vice President and General Manager, Navarre Distribution Services since April 2001. He previously served as Vice President and General Manager, Computer Products Division since July 2000 and Vice President, Computer Products Division since October 1999. Prior to that, Mr. Burke held a series of positions of increasing responsibility in Navarre Computer Products Division since joining the Company in July 1995. Prior to joining the Navarre, Mr. Burke held various marketing, sales and account manager positions with Imtron and Blue Cross/Blue Shield of Minnesota.

      Steve Pritchitt has been Senior Vice President, Navarre Entertainment Media since April 2001. Mr. Pritchitt worked for Navarre's eSplice subsidiary from January 2000 to March 2001, where he served as Vice President, Content Acquisition. Prior to joining Navarre, Mr. Pritchitt was Chief Operating Officer and a founding partner of Safety First Systems LLC, a technology services company from 1997 to 1999. He was Senior Vice President, International for Atlantic Records from 1995 to 1997. Mr. Pritchitt's prior entertainment industry experience includes various senior positions in marketing, product development, and international and artist development for Polygram Records, Inc., CBS Records International and CBS Records U.K.

      John Turner has been Senior Vice President of Operations since December 2001. He previously served as Vice President of Operations since joining the Company in September 1995. Prior to joining Navarre, Mr. Turner was Senior Director of Distribution for Nordic Track in Chaska, MN from July 1993 to September 1995. Prior to that, he held various positions in logistics in the United States and in the United Kingdom.

      Kathleen Conlin has been Vice President, Corporate Controller since 1995. Ms. Conlin has served in a series of positions of increasing responsibility in Finance since joining the Company in April 1984.

      Joyce Fleck has been Vice President, Marketing since January 2000. Ms. Fleck also served as Director of Marketing since joining Navarre in May 1999. Prior to joining Navarre she held divisional marketing and merchandising positions at The Musicland Group from 1986 to 1997 and senior buying positions at Grow Biz International, from 1997 to 1999.

      Margot McManus has been Vice President, Human Resources since January 2000. Ms. McManus also served as Director of Human Resources since joining the Company in August of 1995. Prior to joining Navarre she had fifteen years of human resources and business experience including human resources management roles with Access Management and Consul Restaurant Corporation.

      James Colson has been Vice President of Business Affairs, Navarre Entertainment Services, since November 2001. From 1997 to 2001, he was General Manager of Valley Media, Inc.'s profitable independent music distribution division, DNA. From 1999 to 2001 he also assumed the title of Vice President of Independent Distribution for Valley Media. From 1995 to 1997, he was the Controller for Distribution North America. Prior to that, Mr. Colson held senior finance and accounting management positions with a number of companies in the retail, service, and not-for-profit industries. Mr. Colson is a certified public accountant who began his career with Grant Thornton.

      Ryan Urness has been Corporate Counsel to the Company since January 2003. Prior to joining Navarre, a significant portion of Mr. Urness' efforts were engaged in various matters for the Company as outside legal counsel. In this previous position as outside legal counsel to the Company, Mr. Urness served as a Managing Associate at the legal firm of Winthrop & Weinstine, P.A. where his practice was primarily focused on transactions and disputes involving intellectual property and technology.

                             EXECUTIVE COMPENSATION

The following table sets forth the annual compensation and other components of compensation for the fiscal years ending March 31, 2003, 2002, and 2001 for Eric
H. Paulson, our Chief Executive Officer and the four highest paid executive officers of the Company, James Gilbertson, Brian Burke, Steve Pritchett, and John Turner, (the "Named Executive Officers") during the fiscal year ended March 31, 2003.
                           SUMMARY COMPENSATION TABLE

                                                                                         LONG-TERM
                                                                                       COMPENSATION
                                                         ANNUAL COMPENSATION              AWARDS
                                                        ----------------------          SECURITIES
         NAME AND                FISCAL                               OTHER ANNUAL      UNDERLYING
    PRINCIPAL POSITION            YEAR       SALARY         BONUS      COMPENSATION       OPTIONS
-------------------------------------------------------------------------------------------------
Eric H. Paulson

  Chairman of the Board,          2003      $350,000      $134,400      $ 41,186(2)       150,000
  Chief Executive Officer         2002      $335,193      $ 30,000      $ 62,477(2)            --
  and President                   2001      $325,000      $130,000      $103,564(3)       100,000

James Gilbertson

   Vice President,                2003      $185,616      $ 36,600      $  6,000(1)        50,000
   Chief Financial Officer        2002      $176,231      $  8,750      $  6,000(1)       100,000
                                  2001(5)   $ 26,923            --      $    923           50,000

Brian Burke

   Senior Vice President and      2003      $196,115      $ 40,000            --           60,000(4)
   General Manger, Navarre        2002      $179,592      $ 64,969      $  3,115(1)       138,000(4)
   Distribution Services          2001      $143,269      $ 25,000      $  5,400(1)        14,000(4)

Steve Pritchitt

   Senior Vice President and      2003      $190,000      $ 20,000      $  4,800(1)        60,000
   General Manger, Navarre        2002      $180,000      $ 11,731      $  4,800(1)        28,000
   Entertainment Media            2001      $150,000            --      $  3,877(1)            --

John Turner                       2003      $170,000      $ 38,000            --           60,000
   Senior Vice President,         2002      $149,038      $ 56,000            --            8,000
   Operations                     2001      $135,000      $ 52,000            --           10,000

(1)   Represents car allowance.

(2) Amounts reflect life insurance premiums paid by us of $41,186 in fiscal 2003 and $62,477 in fiscal 2002 for Mr. Paulson.

(3) Amounts reflect accommodation fees paid to Mr. Paulson of $40,000 in connection with loans made to the Company to facilitate the repurchase of shares from a preferred shareholder and life insurance premiums paid by the Company of $63,564 for Mr. Paulson.

(4) Amounts do not reflect the indirectly owned options received by Mr. Burke's spouse in the following amounts: 1,000 shares in fiscal 2003; 1,000 shares in fiscal 2002; and 2,000 shares in fiscal 2001.

(5)   Mr. Gilbertson joined the Company in January 2001.

ERIC H. PAULSON EMPLOYMENT AGREEMENT

We entered into an Employment Agreement with Mr. Paulson effective November 1, 2001, providing for his employment as President and Chief Executive Officer. The Agreement with Mr. Paulson terminates on March 31, 2007. The Agreement currently provides for a Base Salary of $350,000 per year, subject to annual adjustments by the Board of Directors, an annual Target Bonus of up to one hundred percent (100%) of his Base Salary, upon his achievement of objectives established by the Board of Directors, based upon net profits, net sales and specific goals. Mr. Paulson also is entitled to reasonable business expenses, medical and disability insurance, a $2.0 million life insurance policy, vacation, automobile expense and is entitled to participate in other benefit plans of the Company on the same basis as other officers.

The agreement, entered into April 2002, provides that Mr. Paulson is entitled to a loan of $1.0 million, which will be forgiven, together with accrued interest, in equal installments of $200,000 on each of March 31, 2003, 2004, 2005, 2006 and 2007, and will be deemed paid and satisfied upon termination of Mr. Paulson's employment, except termination by the Company for Company Cause or by Mr. Paulson without Executive Cause. At March 31, 2003, the first $200,000 of the loan was forgiven leaving $800,000 outstanding on the loan. The loan bears interest at 5.25 percent per year.

The Agreement also establishes an incentive-based deferred compensation plan under which Mr. Paulson is eligible to receive an award of $1,000,000 if the Company's common stock closes above $4.00 for any consecutive 30 trading days during the employment period, with an increase up to $4,000,000 if the common stock trades over $10.00 per share for any 30 consecutive trading days during the employment period. In addition, the amount of deferred compensation to Mr. Paulson may be increased to $3,000,000 upon the occurrence of a change in control effected through an asset sale, merger, tender offer, consolidation or similar transaction in which shareholders of the Company receive consideration with a fair market value of $6.00 or more per share.

If the employment of Mr. Paulson is terminated by the Company without Company Cause or by Mr. Paulson for Executive Cause, Mr. Paulson is entitled to receive the greater of (i) his Base Salary and Target Bonuses through the end of the Agreement or three years, whichever is greater; plus (ii) accrued but unpaid benefits. Mr. Paulson would also be entitled to receive other employee benefits for a period of the greater of three years or the end of the Agreement.

In the event that Mr. Paulson's employment is terminated by the Company without Company Cause or by Mr. Paulson for Executive Cause after a Change in Control, then in addition to the payments otherwise due Mr. Paulson, the Company would be obligated pay him an amount equal to his Average Annual Compensation multiplied by 2.99, which at March 31, 2003, would have been equal to $1,395,344.

At the completion of Mr. Paulson's employment on March 31, 2007, Mr. Paulson will be entitled to receive his Average Annual Compensation for a period of three years, plus any accrued but unpaid benefits. The Company will also be required to maintain Mr. Paulson's other employee benefits for three years.

STOCK OPTION PLAN

Our 1992 Stock Option Plan (the "1992 Plan") was approved by the Board of Directors on September 1, 1992. A total of 4,224,000 shares of our authorized common stock are reserved for issuance under the 1992 Plan. The purpose of the 1992 Plan is to advance interests in us and our shareholders by enabling us to attract and retain persons of ability to perform services for us, by providing an incentive to such persons through equity participation in us and by rewarding such persons who contribute to the achievement by us of our economic objectives. The 1992 Plan provides for both incentive stock options and non-statutory stock options. Incentive stock options are granted at an exercise price based upon fair market value and receive favorable tax treatment under the Internal Revenue Code. Non-statutory stock options are granted at an exercise price determined by the Board of Directors and do not qualify for favorable tax treatment.

At July 1, 2003, the Company had issued 1,174,046 shares under the 1992 Plan, 3,040,752 shares were subject to outstanding options and warrants and 9,202 shares were reserved for future grant. In addition, options to acquire 148,248 shares granted to Messrs. Cheny, Sippl, Snow, Teo, Weyl and Wiltz on February 6, 2003 and May 6, 2003 are subject to shareholder approval of the amendment to increase the number of shares reserved for issuance under the 1992 Plan at the Company's Annual Meeting on September 10, 2003. See Proposal #2 - "Approval of Amendment to 1992 Stock Option Plan to Increase Number of Shares Reserved for Issuance."

The following table sets forth certain information regarding (i) stock options granted to Mr. Paulson and the Company's current Named Executive Officers during our 2003 fiscal year and (ii) the potential value of these options determined pursuant to SEC rules.


                                                   OPTION GRANTS IN LAST FISCAL YEAR
                                                           INDIVIDUAL GRANTS               POTENTIAL REALIZABLE
                                                                                              VALUE AT ASSUMED
                            NUMBER OF        PERCENT OF                                    ANNUAL RATES OF STOCK
                            SECURITIES      TOTAL OPTIONS                                  PRICE APPRECIATION FOR
                            UNDERLYING       GRANTED TO       EXERCISE                        OPTION TERM (1)
                             OPTIONS        EMPLOYEES IN        PRICE      EXPIRATION
          NAME               GRANTED         FISCAL YEAR       ($/SH)         DATE          5%           10%
------------------------- --------------- ------------------ ------------ -------------- ----------  ---------------
Eric H. Paulson                150,000         11.6%          $   1.73       2/06/09      $331,195      $417,927
James Gilbertson                50,000          3.9%          $   1.73       2/06/09      $110,398      $139,309
Brian Burke                     11,000(2)        .9%          $  1.479       7/18/07      $ 20,764      $ 26,201
                                50,000          3.9%          $   1.73       2/06/09      $110,398      $139,309
Steve Pritchitt                 10,000           .8%          $  1.479       7/18/07      $ 18,876      $ 23,819
                                50,000          3.9%          $   1.73       2/06/09      $110,398      $139,309
John Turner                     10,000           .8%          $  1.479       7/18/07      $ 18,876      $ 23,819
                                50,000          3.9%          $   1.73       2/06/09      $110,398      $139,309

(1) Represents the potential realizable value of grant of options assuming that the market price of the underlying common stock appreciates in value from its fair market value on the date of the grant to the end of the option term at the indicated annual rates.

(2) Includes 1,000 shares of common stock underlying an option granted to Mr. Burke's spouse at the same price during fiscal 2003.

The following table sets forth information with respect to the Company's Chief Executive Officer and its current Named Executive Officers concerning the exercise of options during fiscal 2003 and unexercised options held at March 31, 2003.

                    AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

                             SHARES                                                         VALUE OF UNEXERCISED
                            ACQUIRED                       NUMBER OF UNEXERCISED                IN-THE-MONEY
                               ON           VALUE           OPTIONS AT YEAR END              OPTIONS AT YEAR END
          NAME              EXERCISE      REALIZED       EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
-------------------------------------------------------------------------------------------------------------------
Eric H. Paulson               None         None           220,000         250,000            None            None
James Gilbertson              None         None            40,000         160,000         $13,850         $48,550
Brian Burke                   None         None            33,800(1)      202,800(1)      $ 3,528(2)      $91,113(2)
Steve Pritchitt               None         None             7,600          80,400         $ 2,754         $11,016
John Turner                   None         None            23,600          74,400         $ 1,578         $ 6,312

   (1) Includes 2,800 exercisable options and 3,200 unexercisable options owned by Mr. Burke's spouse.

   (2) Includes $186 exercisable options in-the-money and $745 unexercisable options in-the-money held by Mr. Burke's spouse.

The closing price on March 31, 2003, as reported on the Nasdaq National Market System, was $1.70 per share.

                              CERTAIN TRANSACTIONS

CHENEY LEAVE OF ABSENCE AGREEMENT

On July 15, 2002, we entered into an agreement with Mr. Cheney under which Mr. Cheney will have a leave of absence until February 1, 2004 to enable him to complete law school. Under the agreement, Mr. Cheney will be paid nominal compensation, but will continue to receive health and dental insurance, life insurance, disability insurance, payment of law school education expenses and certain club memberships. Upon his return to work, Mr. Cheney will be entitled to a salary of $240,000 per year. During the leave of absence period, Mr. Cheney will be compensated for serving as a director by receiving the same retainer, board attendance fees and stock options received by non-employee directors. See "Director Compensation."

In the event Mr. Cheney's agreement is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause, Mr. Cheney is entitled to receive $240,000 per year for two years in exchange for a non-compete agreement, plus accrued but unpaid benefits.

In the event that Mr. Cheney's employment is terminated by the Company without Company cause or by Mr. Cheney for Executive Cause after a Change in Control, then in addition to the payments otherwise due Mr. Cheney, the Company will pay him an amount equal to his Average Annual Compensation multiplied by 2.99, which at March 31, 2003 would have been equal to $876,791.

MICHAEL BELL EMPLOYMENT AGREEMENT AND STOCK PURCHASE

Effective July 31, 2002, the Company's wholly-owned subsidiary, Encore Acquisition Corporation, a Minnesota Corporation ("Encore") acquired substantially all the assets of Encore Software, Inc. Effective August 24, 2002, Encore entered into an employment agreement with Michael Bell providing for his employment as Chief Executive Officer of Encore. Mr. Bell was the prior Chief Executive Officer of Encore Software, Inc. The Agreement has a term of five years, but may be terminated by either Encore or by Mr. Bell at any time for any or for no reason. The Agreement currently provides for an Initial Base Salary of $185,000 per year, subject to adjustments in future years to be determined annually by Encore's Board of Directors. The Agreement further provides that Mr. Bell shall be entitled to an annual performance bonus of up to forty percent (40%) of his annual salary, with the bonus to be determined by Encore's Board of Directors and based on Mr. Bell's and Encore's satisfaction of mutually acceptable performance objectives. Mr. Bell was granted a signing bonus of $5,500 upon execution of the Agreement and he is entitled to the usual and customary benefits offered by Encore from time to time to its executives, including health insurance. Mr. Bell is also entitled to receive vacation, reimbursement for reasonable business expenses, and a vehicle allowance of $750 per month.

The Agreement includes confidentiality/non-disclosure obligations and other restrictive conditions upon termination of the Agreement. If the Agreement is terminated by the Company within two years after a Change of Control, the Company must pay Mr. Bell an amount equal to the compensation which would have been paid to Mr. Bell during the period from the date of termination to the end of the Agreement term had the Agreement not been terminated upon a change of control, provided however that the maximum amount payable cannot exceed the maximum amount payable under Section 280G of the Internal Revenue Code of 1986 without the imposition of any excise tax or the denial of any deduction to the Company with respect to such payment. In addition, if the Agreement is terminated by Mr. Bell for Good Reason or by the Company for any reason other than death, disability or cause, Mr. Bell will continue to receive base salary, bonus and health benefits for the remainder of the Agreement term without any obligation on the part of Mr. Bell to mitigate any such payments if he is not in breach of any contractual obligations with the Company or the confidentiality/restrictive provisions of the Agreement.

As an inducement for Mr. Bell to enter into the Agreement, the Company guaranteed the collection of Mr. Bell's compensation payable by Encore during the twelve-month period beginning on the effective date of this Agreement. The guarantee includes any reasonable attorney fees and expenses incurred by Mr. Bell in enforcing his rights under this Guaranty. The Company's exposure under the Guaranty is limited to $250,000.

As an additional component to Mr. Bell's employment, Encore and Mr. Bell entered into a stock purchase agreement, dated August 24, 2002, whereby Encore agreed to issue to Mr. Bell 20,000 of the 100,000 outstanding shares of capital stock of Encore. Mr. Bell paid Encore a total of $500 in cash for these shares. Mr. Bell and Encore entered into a buy/sell agreement, which imposes restrictions on the transfer of Mr. Bell's capital stock and provides for the orderly future disposition of these shares.

OTHER ITEMS

At March 31, 2003, Mr. Paulson was indebted to us in the principal amount of $800,000. We accrue interest on the outstanding indebtedness at the rate of 5.25 percent per year. See "Employment Agreements" for a description of the loan.

As of July 1, 2003, we had 148,248 shares, which included 18,708 options granted on February 6, 2002 and 6,000 options granted on May 6, 2002 to the Company's six non-employee directors, being held pending shareholder approval of the proposal to increase the number of shares issuable under the 1992 Plan. See Proposal #2 - "Approval of Amendment to 1992 Stock Option Plan to Increase Number of Shares Reserved for Issuance."

                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of our financial reporting system by overseeing and monitoring management's and the independent auditors' participation in the financial reporting process. The Audit Committee is comprised of independent directors, consisting of Mr. Sippl, Mr. Teo, and Mr. Weyl. Each of the members of the current Audit Committee is independent as defined by the Nasdaq listing standards. This report is submitted by those individuals serving on the Committee for fiscal 2003. A copy of the Company's audit charter was attached to the Notice and Proxy Statement for the Navarre Annual Meeting of Shareholders held on September 13, 2001.

The Audit Committee held five meetings during fiscal year 2003. The meetings were designed to facilitate and encourage private communication between the Audit Committee and our independent accountants, Ernst & Young LLP.

During the meetings, the Audit Committee reviewed and discussed the audited financial statements with management and Ernst & Young LLP. Management represented to the Audit Committee that our consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Ernst & Young LLP also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). In fulfilling its oversight responsibilities, the Committee reviewed the audited financial statements in the Form 10-K with management including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

Ernst & Young LLP provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Ernst & Young LLP.

Ernst & Young LLP have been the auditors for the Company since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting of Shareholders and will have an opportunity to make a statement and will be available to respond to appropriate questions.

In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements be included in the Annual Report on Form 10-K for the year ended March 31, 2003 for filing with the Securities and Exchange Commission.

                       SUBMITTED BY THE AUDIT COMMITTEE OF
                        THE COMPANY'S BOARD OF DIRECTORS

                 James G. Sippl         Alfred Teo        Tom Weyl

                      REPORT OF THE COMPENSATION COMMITTEE

Decisions on compensation of the Company's executives are generally made by the Compensation Committee of the Board (the "Committee"). For fiscal 2003 the members were Mr. Sippl, Mr. Weyl, and Mr. Wiltz. All decisions by the Committee relating to the compensation of the Company's executive officers are reviewed by the full Board, except for decisions about awards under the Company's 1992 Stock Option Plan, which are made solely by the Committee. The Compensation Committee held two meetings during fiscal year 2003. Set forth below is a report submitted by the Committee addressing the Company's compensation policies for its executive officers, including Mr. Paulson, the Company's Chief Executive Officer for fiscal 2003.

COMPENSATION PHILOSOPHY

The Committee's executive compensation policies are designed to provide competitive levels of compensation in order to attract and retain highly qualified executives, establish compensation levels based upon a comparison of job responsibility within the Company to similar positions in comparable companies and industries, and recognize individual performance based upon long-term specific goals, as opposed to short-term or arbitrary measurements of performance.

BASE SALARY

The Committee annually reviews each executive officer's salary. In determining appropriate base salary levels, the Committee considers contractual arrangements, responsibilities, performance on behalf of the Company, the overall performance of the Company and external pay practices. With respect to external pay practices, the Committee uses various surveys of executive compensation for companies of similar size and comparable industries as a basis for determining competitive levels of cash compensations.

ANNUAL INCENTIVE AWARDS

The Company pays bonuses to its executive officers based upon the performance of the Company. Mr. Paulson is eligible to receive an amount up to 100% of his base salary under his current employment agreement dated November 1, 2001. The Committee may award executive officers either cash, common stock or a combination of cash and common stock as incentive compensation. With respect to fiscal 2003, the following bonuses were awarded: Mr. Paulson - $134,400; Mr. Gilbertson - $36,600; Mr. Burke - $40,000; Mr. Pritchett - $20,000; and Mr. Turner - $38,000.

STOCK OPTIONS / STOCK GRANTS

In order to promote improved long-term performance by the Company, the Committee awards stock options or restricted stock to the Company's executive officers. Stock options are awarded in order to achieve competitive compensation levels and to reward individual performance of executive officers. Stock options only have value for the executive officers if the price of the Company's stock appreciates in value from the date the stock options are granted. Shareholders also benefit from such stock price appreciation. The Compensation Committee believes that the grant of restricted stock grants provides additional compensation to the Company officers by providing them with an additional equity interest in the Company's securities.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Paulson's base pay for fiscal 2003 was $350,000. The compensation package for Mr. Paulson was set by the Board of Directors. Mr. Paulson's base salary was established in connection with the execution of an employment agreement in November 2001. During fiscal 2003, the Company made cost of living adjustments to the base salary. Mr. Paulson received a bonus of $134,400 during fiscal 2003 based upon Mr. Paulson's achievements during fiscal 2002. Under the agreement, Mr. Paulson's future bonuses will depend upon the Company's achievement of specific goals established by the Board of Directors with respect to profits, sales and other specific goals established by the Board. The terms of Mr. Paulson's employment agreement are set forth in the section entitled "Employment Agreements."

               SUBMITTED BY THE 2003 COMPENSATION COMMITTEE OF
                       THE COMPANY'S BOARD OF DIRECTORS

              James G.Sippl           Tom Weyl         Dickinson Wiltz

PERFORMANCE GRAPH

The following Performance Graph compares performance of the Company's common stock on the Nasdaq National Market System to the Nasdaq Stock Market (US Companies) Index and a Peer Group Index described below. The graph compares the cumulative total return from March 31, 1998 to March 31, 2003 on $100 invested on March 31, 1998 assumes reinvestment of all dividends and has been adjusted to reflect stock splits.

The Peer Group Index below includes the stock performance of the following companies which were used in the Company's performance graph in the Company's proxy statement for fiscal 2003: Handleman Co., Ingram Micro Inc., Merisel Inc., Platinum Entertainment, Inc. and Tech Data Corp. This group is comprised of companies that, in fiscal 2003 had similar music or software distribution operations.


                                PERFORMANCE GRAPH

                               NAVARRE CORPORATION

               COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURNS

                                  [LINE GRAPH]

                                  3/98      3/99      3/00      3/01      3/02       3/03
                                  -------------------------------------------------------
 Navarre Corporation             100.00    530.95    150.02     52.38      41.90     64.76
 NASDAQ Stock Market             100.00    135.08    250.99    100.60     101.32     74.37
 Self-Determined Peer Group      100.00     67.50     69.62     60.82      84.73     54.08

   PROPOSAL 2 - APPROVAL OF AMENDMENT TO 1992 STOCK OPTION PLAN TO INCREASE
                    NUMBER OF SHARES RESERVED FOR ISSUANCE

      On February 5, 2003, the Board of Directors voted to increase the number of shares reserved for issuance under the 1992 Stock Option Plan (the "1992 Plan") from 4,224,000 to 5,224,000 shares, subject to the approval of the Company's shareholders. THE SHAREHOLDERS ARE BEING ASKED TO APPROVE THE AMENDMENT TO THE 1992 PLAN TO INCREASE THE NUMBER OF SHARES RESERVED FOR ISSUANCE THEREUNDER AT THE ANNUAL MEETING.

      The purpose of the 1992 Plan is to advance the interests of the Company and its shareholders by enabling the Company to attract and retain persons of ability to perform services for the Company, by providing an incentive to such persons through equity participation in the Company and by rewarding such persons who contribute to the achievement of the Company of its economic objectives. Management believes that the granting of stock options and other awards will serve as partial consideration for and give well-qualified employees, non-employee directors and others an additional inducement to remain in the service of the Company and provide them with an increased incentive to work for the Company's success. To enable the Company to continue to grant stock-based awards in furtherance of the purposes and objectives of the 1992 Plan, the Board recommends that the shareholders approve the proposed increase in the number of shares reserved for issuance under the 1992 Plan.

      The 1992 Plan currently authorizes the issuance of 4,224,000 shares of Common Stock pursuant to options granted, or shares of restricted stock awarded, under the 1992 Plan. On February 6, 2003, options were granted to officers and members of senior management of the Company totaling 730,000 shares at an exercise price of $1.73 per share. At that date, only 637,754 shares were available for grant under the 1992 Plan. 112,248 options of the grant were held pending shareholder approval of the proposal to increase the number of shares issuable under the 1992 Plan. The 112,248 options were originally priced on February 6, 2003 at $1.73. In addition, the Company's six non-employee directors were granted options to purchase 6,000 shares each at an exercise price of $2.00 per share on May 6, 2003. The options to purchase 6,000 shares received by the non-employee directors are also subject to shareholder approval of the amendment to increase the number of shares reserved for issuance under the 1992 Plan. Upon shareholder approval of this proposal, the stock price at the date of approval will be compared to the price given on February 6, 2003 and May 6, 2003 and compensation will be recorded as necessary. If the amendment to the 1992 Plan is approved, 851,752 shares will be available for future grants under the 1992 plan. The 1992 Plan terminates on July 1, 2006.

SUMMARY OF 1992 PLAN

      This summary is qualified in its entirety by the terms of the 1992 Plan, a copy of which, in its amended form, may be obtained from the Secretary of the Company.

GENERAL

      The 1992 Plan provides for the granting (a) options to purchase common stock that qualify as "incentive stock options" within the meaning of Section 422 of the Code ("Incentive Stock Options"), (b) options to purchase common stock that do not qualify as incentive stock options ("Non-Qualified Options"), and (c) restricted stock awards. The 1992 Plan is administered by the Compensation Committee, which (other than with respect to automatic grants of options to non-employee directors) selects the participants to be granted options under the 1992 Plan, determines the amount of grants to participants, and prescribes discretionary terms and conditions of each grant not otherwise fixed under the 1992 Plan. All employees of the Company are eligible for participation under the 1992 Plan. One hundred and six employees were participants as of July 15, 2003.

STOCK OPTIONS

      Incentive Stock Options must be granted with an exercise price equal to at least the fair market value of the common stock on the date of grant (or, in the case of participants owning more than 10% of the total combined voting power of all classes of stock of the Company, at least equal to 110% of the fair market value on the date of grant). Non-Qualified Options may be granted with an exercise price less than 100% of the fair market value of the common stock on the date of grant.

      For Incentive Stock Options granted after December 31, 1986, the aggregate fair market value (determined as of the time the Incentive Stock Option is granted) of shares of common stock with respect to which Incentive Stock Options become exercisable for the first time by a participant under the 1992 Plan during any calendar year may not exceed $100,000. On July 15, 2003, the closing price of a share of Company common stock as reported by the Nasdaq National Market System was $2.28. Stock Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant (five years in the case of an Incentive Stock Option granted to participants owning more than 10% of the total combined voting power of all classes of stock of the Company). Non-Qualified Options have a maximum term fixed by the Compensation Committee, not to exceed 10 years from the date of grant. Stock options become exercisable during their terms in the manner determined by the Compensation Committee. Stock options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of a participant they may be exercised only by the participant.

FEDERAL INCOME TAX CONSEQUENCES

      The following description of federal income tax consequences is based on current statutes, regulations and interpretations. The description does not include state or local income tax consequences. In addition, the description is not intended to address specific tax consequences applicable to an individual participant who receives an award.

Incentive Stock Options

      There will not be any federal income tax consequences to either the participant or the Company as a result of the grant to a participant of an Incentive Stock Option under the 1992 Plan. The exercise by a participant of an Incentive Stock Option also will not result in any federal income tax consequences to the Company or the participant, except that (i) an amount equal to the excess of the fair market value of the shares acquired upon exercise of the Incentive Stock Option, determined at the time of exercise, over the consideration paid for the shares by the participant will be a tax preference item for purposes of the alternative minimum tax, and (ii) the participant may be subject to an additional excise tax if any amounts are treated as "excess parachute payments" within the meaning of the Code.

      If a participant disposes of the shares acquired upon exercise of an Incentive Stock Option, the federal income tax consequences will depend upon how long the participant has held the shares. If the participant does not dispose of the shares within two years after the Incentive Stock Option was granted, nor within one year after the participant exercised the Incentive Stock Option and the shares were transferred to the participant (the "Applicable Holding Periods"), then the participant will recognize a long-term capital gain or loss. If the Applicable Holding Periods are not satisfied, then any gain realized in connection with the disposition of such stock will generally be taxable as ordinary compensation income in the year in which the disposition occurred, to the extent of the difference between the fair market value of such stock on the date of exercise and the option exercise price. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income. The balance of any gain will be characterized as a capital gain.

Non-Qualified Options

      An optionee will not realize taxable compensation income upon the grant of a Non-Qualified Stock Option. As a general matter, when an optionee exercises a Non-Qualified Stock Option, he or she will realize taxable compensation income at that time equal to the difference between the aggregate option price and the fair market value of the stock on the date of exercise. The Company is entitled to a tax deduction to the extent, and at the time, the participant realizes compensation income.

2001 AMENDMENTS TO 1992 PLAN

      In 2001, the 1992 Plan was amended to provide that, upon a Change in Control, any shares of restricted stock awarded under the 1992 Plan still subject to restriction vest in full as of the date of such Change in Control.

      In 2001, the shareholders also approved an amendment to the 1992 Plan to extend the Plan's term until July 1, 2006 and to amend certain provisions in the 1992 Plan requiring a six-month holding period. The revised language conformed the 1992 Plan to certain amendments to Section 16 adopted by the SEC in 1996 that removed the six-month holding period requirement as long as a particular transaction was approved (i) by the board of directors of the issuer, (ii) by a committee of the board of directors that is composed solely of two or more non-employee directors, or (iii) ratified by the affirmative votes of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Minnesota.

VOTE REQUIRED

      The affirmative vote of the holders of the greater of (i) a majority of the outstanding shares of common stock of the Company present and entitled to vote or (ii) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for approval of the amendment to the 1992 Plan increasing the number of shares reserved for issuance thereunder from 4,224,000 to 5,224,000. A shareholder who abstains is considered to be present and entitled to vote at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote shall not be considered present and entitled to vote.

REGISTRATION WITH SEC

      The Company intends to file a Registration Statement on Form S-8 covering the issuance of the additional shares issuable under the 1992 Plan, as amended, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR ADOPTION OF THE AMENDMENT TO THE 1992 PLAN.

                                     GENERAL

INDEPENDENT AUDITORS

The Board of Directors has selected the firm of Ernst & Young LLP, independent public accountants, as auditors to the Company for the year ended March 31, 2003. Ernst & Young LLP has audited the Company's financial statements since 1991. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting to make a statement if he or she so desires and to respond to appropriate questions.

AUDIT AND NON-AUDIT FEES

The SEC has adopted rules that beginning next year will require the disclosure of fees paid to the independent auditor in a new format and the disclosure of pre-approval policies and procedures for all audit and non-audit services. We are voluntarily providing the new disclosures before they are required. The following table uses the new fee disclosure format to summarize the fees we paid for audit and non-audit services rendered by Ernst & Young LLP during fiscal years 2003 and 2002.

           SERVICE TYPE             FISCAL 2003       FISCAL 2002

Audit Fees (1)                      $130,050          $108,000
Tax Fees (2)                           1,575             9,500
                                    --------------------------

Total Fees Billed                   $131,625          $117,500

(1) Consists of fees for professional services rendered in connection with the audit of our financial statements for the fiscal years ended March 31, 2003 and 2002; the reviews of the financials included in each of our quarterly reports on Form 10-Q during those fiscal years and consultations on accounting matters.

(2) Consists of fees for tax advisory services in connection with the preparation of original and amended tax returns, claims for refunds, tax payment and planning, tax audits and appeals, mergers and acquisitions, employee benefit plans and requests for rulings and advice from taxing authorities.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10 percent of a registered class of the Company's equity securities, to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. These insiders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file, including Forms 3, 4 and 5. Based upon its review of Forms 3, 4 and 5 filed by the Company's insiders, the Company believes all such forms with respect to transactions occurring in fiscal 2003 were filed on a timely basis.

SHAREHOLDER PROPOSALS

Any shareholder desiring to submit a proposal for action at the 2004 Annual Meeting of Shareholders and presentation in the Company's proxy statement with respect to such meeting should arrange for such proposal to be delivered to the Company's offices, 7400 49th Avenue North, New Hope, Minnesota 55428 addressed to Secretary, no later than March 30, 2004 in order to be considered for inclusion in the Company's proxy statement relating to the meeting. Matters pertaining to such proposals, including the number and length thereof, eligibility of persons entitled to have such proposals included and other aspects are regulated by the Securities Exchange Act of 1934, Rules and Regulations of the Securities and Exchange Commission and other laws and regulations to which interested persons should refer.

In addition, SEC Rule 14a-4 governs the Company's use of its discretionary proxy voting authority with respect to a shareholder proposal that is not addressed in the Company's proxy statement. The Rule provides that if a proponent of a proposal fails to notify the Company at least 45 days prior to the month and day of mailing of the prior year's proxy statement, then the Company will be allowed to use its discretionary voting authority when the proposal is raised at the meeting, without any discussion of the matter in the proxy statement. With respect to the Company's 2004 Annual Meeting, if the Company is not provided notice of a shareholder proposal prior to June 15, 2004, the Company will be allowed to use its voting authority as described above.

OTHER BUSINESS

All items of business intended by the management to be brought before the meeting are set forth in the Proxy Statement, and the management knows of no other business to be presented. If other matters of business not presently known to the Board of Directors shall be properly raised at the Annual Meeting, it is the attention of the persons named in the proxy to vote on such matters in accordance with their best judgment.

The Company's Annual Report on Form 10-K for fiscal 2003 is enclosed herewith. Shareholders may also view this Proxy Statement and Form 10-K on Navarre's website www.navarre.com or receive a copy by writing to: Navarre Corporation, 7400 49th Avenue North, New Hope, Minnesota 55428, Attention: James Gilbertson, or by calling the Company at (763) 535-8333

By Order of the Board of Directors

                                                               Charles E. Cheney
                                                               Secretary

Dated: July 29, 2003

                               NAVARRE CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                          WEDNESDAY, SEPTEMBER 10, 2003

                                    3:30 P.M.

NAVARRE CORPORATION
7400 - 49TH AVENUE NORTH
NEW HOPE, MN 55428                                                       PROXY


PROXY SOLICITED BY BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Charles E. Cheney and Eric H. Paulson, and either of them, as proxy or proxies, with full power of substitution and revocation, to vote all shares of common stock of Navarre Corporation (the "Company") of record in the name of the undersigned at the close of business on July 18, 2003, at the Annual Meeting of Shareholders to be held on Wednesday, September 10, 2003, or at any adjournment thereof, upon the following matters:

                      See reverse for voting instructions.

                                                                       COMPANY #
                                                                       CONTROL #

THERE ARE THREE WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE OR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.

VOTE BY PHONE -- TOLL FREE -- 1-800-240-6326 -- QUICK *** EASY *** IMMEDIATE


- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week, until 12:00 noon EST on September 9, 2003.

- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account. If you do not have a U.S. SSN or TIN please enter 4 zeros.

-     Follow the simple instructions the Voice provides you.

VOTE BY INTERNET -- HTTP://WWW.EPROXY.COM/NAVR/ -- QUICK *** EASY *** IMMEDIATE


- Use the Internet to vote your proxy 24 hours a day, 7 days a week, until 12 noon (CT) on September 9, 2003.

- You will be prompted to enter your 3-digit Company Number, your 7-digit Control Number (these numbers are located on the proxy card) and the last 4-digits of the U.S. Social Security Number or Tax Identification Number for this account to obtain your records and create an electronic ballot. If you do not have a U.S. SSN or TIN please leave blank.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to NAVARRE CORPORATION c/o Shareowner Services(SM), P.O. Box 64873, St. Paul, MN 55164-0873.

     IF YOU VOTE BY PHONE OR INTERNET, PLEASE DO NOT MAIL YOUR PROXY CARD.

                            -- Please detach here --

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 AND 2.

1.    Election of directors:
      01 Michael L. Snow          [  ]  Vote FOR        [  ]  Vote WITHHELD
      02 Alfred Teo                     all nominees          from all nominees
                                        except as
                                        indicated
                                        below


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE     [                           ]
FOR ANY INDICATED NOMINEE, WRITE THE
NUMBER(S) OF THE NOMINEE(S) IN THE BOX
PROVIDED TO THE RIGHT.)


2. Proposal to approve an amendment to increase   For       Against      Abstain
   the number of shares issuable  under the       [ ]         [ ]          [ ]
   Company's 1992 Stock Option Plan.


3. In their discretion, the proxies are
   authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED IN THE PROXY STATEMENT.

Address Change? Mark Box       [ ]
Indicate changes below:
                                    Date _________________________________

                                    [                                       ]
                                    Signature(s) in Box


                                    Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.